Exhibit 14(b)

COLUMBIA THREADNEEDLE INVESTMENTS
GLOBAL PERSONAL ACCOUNT DEALING AND
CODE OF ETHICS

Policy Type	Global Policy
Last Review Date	December 2018
Applicable Global Regulatory Authorities
SEC Rule 204A-1 of the Advisers Act
SEC Rule 17j-1 of the Investment Company Act
FCA Rule Conduct of Business Sourcebook (COBS) 11.7
Securities and Futures Act
MAS guidelines on Risk Management Practices-Internal Controls
Code of Conduct for Persons licensed by the Securities and Futures Commission
Guidelines on Compliance and Function for Fund Managers

Related Policies	See Appendix C-Other Policies Applicable to Covered Persons
Applicability and Scope	All Covered Persons and certain household members, trusteeships and executorships of Covered Persons.

Exhibit 14(b)

1.POLICY STATEMENT
1.1.    Keys Points
Standard of Business Conduct: The conduct of personal dealings in investments by Covered Persons (See Appendix A-Definitions for Covered Persons definition) employed by or affiliated with the Ameriprise Global Asset Management Entities1 (the “Firms”) is a matter of the utmost importance to the organization, its clients, its regulators and to employees themselves. It is essential that the Firms appropriately manage access to privileged information concerning clients’ portfolios, the Firms’ trading intentions and trading activities, and that the Firms discharge their duties in a way that does not harm the interests of clients, the Firms or breach any legal or regulatory requirements. It is important that the Firms are not seen to act on privileged information for personal gain.
Duty Owed to Clients: Various regulations applicable to the Firms impose a fiduciary duty to act in the exclusive best interest of their clients at all times recognizing their role as a “Trusted Adviser”. A number of specific obligations flow from the duty that is owed to clients, including:

•	To act solely in the best interests of clients at all times.

•	To make full and fair disclosure of all material facts, particularly where the Firms’ interests may conflict with those of its clients.

•	To act in a manner which satisfies the fiduciary duty owed to clients.

•	To refrain from favouring the interest of a particular client over the interests of another client.

•	To keep all information about clients (including former clients) confidential, including the client’s identity, client’s securities holdings information, and other non-public information.

•	To exercise a high degree of care to ensure that adequate and accurate representations and other information is presented appropriately.
In connection with providing investment management services to clients, this includes prohibiting any activity which directly or indirectly:

•	Defrauds a client in any manner.

•	Misleads a client, including any statement that omits material facts.

•	Operates or would operate as a fraud or deceit on a client.

•	Functions as a manipulative practice with respect to a client.

•	Functions as a manipulative practice with respect to securities.
Specifically, the fiduciary duty owed to clients means the following outcomes must be achieved:

•	To have a reasonable, independent basis for investment advice.
___________________________________
1 See Appendix B-Entities That Have Adopted Policy

This document is current as of the last review date but subject to change thereafter.
Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Exhibit 14(b)

•	To ensure that investment advice is suitable to the client’s investment objectives, needs and circumstances.

•	To refrain from effecting Personal Securities Transactions inconsistent with clients’ interests.

•	To obtain best execution for clients’ securities transactions.

Conflicts of Interest: All Covered Persons must be vigilant in terms of identifying circumstances that may present a conflict of interest. A conflict of interest is any situation that presents an incentive to act other than in the best interest of a client or without objectivity. A conflict of interest may arise, for example, when a Covered Person engages in a transaction that potentially favors:

•	The Firms’ interests over a client’s interest

•	The interest of a Covered Person over a client’s interest

•	One client’s interest over another client’s interest
In addition to this Ameriprise Global Asset Management Personal Account Dealing and Code of Ethics Policy (“Policy”), the Firms have adopted various policies designed to prevent, or otherwise manage, conflicts of interest in contexts outside of personal trading. To effectively manage conflicts of interest, all Covered Persons must seek to prevent conflicts of interest, including the appearance of a conflict.
The requirements set forth in this Policy do not identify all possible conflicts of interest that may arise in relation to personal transactions. Employees are encouraged to seek assistance from their local Compliance resources (see Appendix D-Resources) whenever they have any questions concerning obligations under the Policy, including conflicts of interest situations or concerns.

Additional Standards of Conduct and Regulatory Requirements: Covered Persons must comply with other policies adopted by the individual Ameriprise Global Asset Management Entities that are intended to promote fair and ethical standards of business conduct and comply with related regulatory requirements (See Appendix C-Other Policies Applicable to Covered Persons).

This document is current as of the last review date but subject to change thereafter.
Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Exhibit 14(b)

1.2.    Specific Policy Requirements
This Policy applies to all Covered Persons and certain household members, Trusteeships and Executorships of Covered Persons. Covered Persons include:

•	All Columbia Threadneedle employees and contractors.

•
Any other individual with a specific role (including working on a project) which compels Covered Person status due to access to proprietary information (e.g., holdings/transactions), such as the member of a staff group that provides ongoing audit, technology, finance, compliance, or legal support to Firms.

•	Any other persons that may be deemed appropriate by Compliance.

Covered Securities Transactions/Accounts: This Policy governs a Covered Person’s personal securities transactions as well as those securities transactions in which a Covered Person is deemed to have a direct or indirect Beneficial Ownership (see Appendix A-Definitions for Beneficial Ownership definition) and over which a Covered Person exercises direct or indirect influence or control (“Affiliated Accounts”). An account generally is covered by this Policy if it is:

•	In the Covered Person’s name

•	In the name of the Covered Person’s spouse/partner and/or any financially dependent members of the Covered Person’s household,

•	Of a partnership in which the Covered Person or a member of his/her immediate family is a partner with direct or indirect investment discretion

•	Of a trust in which the Covered Person (or a member of his/her immediate family) is a beneficiary and a trustee with direct or indirect investment discretion

•	Of a closely held corporation in which the Covered Person or a member of his/her immediate family holds shares and have direct or indirect investment discretion
It is the responsibility of the Covered Person to seek advice in the event that it is not clear whether certain personal securities transactions are covered by this Policy.
Material Nonpublic Information: A Covered Person who is in possession of material nonpublic information (often referred to as “Inside Information”) about securities or financial instruments is prohibited from buying, selling, recommending or trading such securities or financial instruments. In addition, a Covered Person must not communicate or disclose such information to others who may misuse it. Material nonpublic information may include nonpublic information about a pooled investment vehicle (e.g., UCITS, open-end and closed-end mutual funds, and private funds) that are advised or sub-advised by the Firm. The Firms each have adopted specific policies that address these prohibitions, and set forth specific protocols for handling material nonpublic information (see Appendix C-Other Policies Applicable to Covered Persons)
Brokerage Accounts at Designated Broker-Dealers (Limited Choice): Covered Persons must promptly disclose their brokerage accounts to their Firm’s Compliance group and ensure that each broker-dealer with which he/she maintains an account sends to the Compliance group, as soon as practicable, copies of all confirmations of his/her securities transactions and of all monthly, quarterly and annual account statements.

This document is current as of the last review date but subject to change thereafter.
Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Exhibit 14(b)

North America employees must receive approval from Personal Trading Compliance prior to opening any new brokerage account outside of the Limited Choice Policy2 in order to comply with FINRA Rule 3210.
EMEA/APAC employees are not required to receive approval to open a brokerage account with a limited choice broker, however the account must be disclosed on PTA ahead of any trading.

Personal Trading Restrictions
Prohibition on “Front Running”: Covered Persons are prohibited from engaging in a Personal Securities Transaction that involves the purchase or sale of a Reportable Security when such Covered Person has knowledge that such security (1) is being considered for purchase or sale by a client account or (2) is being purchased or sold by a client account.
Prior Approval (Pre-Clearance) of Personal Security Transactions: Covered Persons must obtain approval – often referred to as pre-clearance - from Compliance prior to effecting a securities trade in most categories of investments. This pre-clearance requirement extends to securities transactions in all accounts for which the Covered Person has Beneficial Ownership (see Appendix A-Definitions). If the Covered Person receives pre-clearance approval, it is valid only for the duration of the locally defined approval period; if a Covered Person does not affect the pre-cleared personal trade(s) within that locally approved time period, the Covered Person must request and obtain pre-clearance for the proposed personal trade(s) again before the trade(s) are effected. If the Covered Person does not receive pre-clearance approval, he/she must not affect the requested Personal Securities Transaction (but may request approval on a subsequent day).
Covered Persons are required to obtain such pre-clearance approval for the majority of investments (e.g. stocks, bonds, ETFs, closed-end funds). Please refer to Appendix E-Individual Security Requirements which identifies those categories of investments to which pre-clearance is or is not applicable.
Private Placements/Limited Offerings: Investments in private placement offerings require approval by the Compliance group (e.g., private placements, non-exchange traded REITs, hedge funds, fixed income new issues, unlisted structured products, non-charity crowdfunding, etc.).
Gifts and Charitable Donations: Approval is not necessary for a gift of securities to a Non-Profit Organization, but Compliance should be notified in advance and the Short-Term and 14-day Blackout rules do not apply. For gifting securities to a For-Profit Organization, individual, trust or other person or entity (other than a Non-Profit Organization), the pre-clearance requirement and 14-day Blackout rule do apply if you are purchasing the securities you intend to give.

___________________________________
2 See Appendix H for details on the Limited Choice Policy

This document is current as of the last review date but subject to change thereafter.
Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Exhibit 14(b)

Short-Term Trading Prohibition (30 Day Holding Period)
Individual Securities at a Profit: Covered Persons are prohibited from engaging in short-term trading of Reportable Securities. This means that Covered Persons may not buy (or add to their existing position), then sell the same securities (or equivalent) within 30 calendar days if the trade would result in a gain. Covered Persons must wait until calendar day 31 (Trade Date + 30) to trade out of a position at a profit within the same account.
When calculating the 30-day holding period, the average cost method within the last 30 calendar days must be used.
Covered Funds and other Pooled Investment Vehicles: A Covered Person is prohibited from short term trading in any Covered Fund (e.g., mutual fund, SICAV, OEIC, or other pooled investment vehicle, see Appendix F-Covered Funds List) held for less than 30 calendar days, or a longer time if specified in the Covered Fund’s prospectus or similar disclosure document. Covered Persons are prohibited from engaging in market timing (short-term trading) in shares of any Mutual Fund or other pooled vehicles and must comply with the holding period policy established by any Mutual Fund held, even though the Mutual Fund may not be a Covered Fund. Please see the Mutual Fund’s prospectus for further information.
Transactions exempted from short-term trading prohibitions: Money market fund investments, automated investments and withdrawal programs, and Dividend Reinvestments are not subject to the 30-day holding period.
EMEA and APAC employees: Columbia Threadneedle provides discounts on investments to EMEA and APAC employees in certain of its products but operates a holding period of a minimum 60 working days in order to qualify for those discounts. Please refer to the Columbia Threadneedle –EMEA and Asia Compensation & Benefits intranet site for information.
Initial Public Offerings (“IPOs”) and Limited Offerings: Covered Persons require pre-clearance approval to purchase Initial Public Offerings (“IPOs”) or Limited Offerings, including additions to existing holdings but excluding capital calls for previously approved commitments. Such approval will only be granted when it is established that there is no conflict or appearance of a conflict with any Client or other possible impropriety (such as where the Security in the Limited Offering is appropriate for purchase by a Client, or when his/her participation in the Limited Offering is suggested by a person who has a business relationship with any such Company or expects to establish such a relationship). The 30-day holding period also applies to IPOs.
Participation in Investment Clubs: No Covered Person may participate in private investment clubs or other similar groups.
Derivatives: Covered Persons are strongly discouraged from investing in any form of derivative that could give rise to an open ended, unlimited liability. Most derivative trading is subject to pre-clearance requirements, option trading guidelines and the Short-Term Trading Prohibition. (See Appendix G-Options/Short Trading Guidelines).

This document is current as of the last review date but subject to change thereafter.
Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Exhibit 14(b)

Frequent and Unusual Trading Activity: Compliance monitors patterns of personal trading activity and may require additional information from a Covered Person with respect to a specific trade or series of transactions. In addition, frequent trading activity is strongly discouraged. Although no set limit of trades during a period of time is expressly stated by the Firms, Covered Persons should understand that they may come under scrutiny for frequent trading activity, which could result in corrective measures if the activity is deemed especially excessive.
Additional Trading Restrictions for Investment Employees
Rules Applicable to Portfolio Managers and other Designated Covered Persons:
14 Day Blackout Period: Portfolio Managers (and other Covered Persons specifically identified by Compliance) are not permitted to transact in any security that is purchased or sold in a client account 7 calendar days before and 7 calendar days after a client account they manage trades in that same (or equivalent) security. This means a Portfolio Manager must wait until calendar day 8 to trade the security. Application of this rule may be applied broader based on team function and location.
Because it is a Portfolio Manager’s responsibility to put his/her client’s interests ahead of his/her own, he/she may not delay taking appropriate action for a client account in order to avoid potential adverse consequences in his/her personal account. In certain limited instances, Compliance, at their discretion, may determine that a trade should be deemed to have not caused a black out violation (e.g., unexpected significant client redemption or inflow triggering a sale or purchase in all securities held in the client portfolio).
Rules Applicable to Research Analysts:
Centralised Research Analysts (those who publish research for the use by Columbia Threadneedle) are prohibited from engaging in a personal securities transaction that involves securities issued by issuers on their Coverage List at the security (not issuer) level. This restriction includes securities convertible into, options on, and derivatives of, such securities.
Embedded Research Analysts-should the analyst have access to place an order within a fund they will be subject to the same blackout period as a Portfolio Manager (see above).
Rules Applicable to Trading Personnel:
3 Day Blackout Period: Traders are not permitted to transact in any security that is purchased or sold in a client account 3 calendar days after the client transaction. This means a Trader must wait until calendar day 4 to trade the security. Application of this rule may be adjusted based on team function and location.
Rules applicable to Ameriprise Shares:
All employees at band level 50 and above are subject to a blackout period of trading Ameriprise shares. The blackout occurs on the first calendar day of January, April, July, and October and lasts until one full trading day after the Ameriprise earnings for the preceding quarter are publicly released. During this period employees are restricted from trading any Ameriprise shares. All applicable employees will receive emails notifying of the start and end date of the blackout.

This document is current as of the last review date but subject to change thereafter.
Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Exhibit 14(b)

1.3.    Reporting Requirements
Initial Holdings Report and Certification: Upon becoming a Covered Person under this Policy, one must disclose all securities holdings (as indicated in Appendix E-Individual Securities Requirements) in which they have Beneficial Ownership (as defined in Appendix A-Definitions). All brokerage accounts must be disclosed.
All Covered Persons are notified of this requirement and are provided with a copy of this Policy when they first become subject to the Policy. This initial certification must be completed within 10 calendar days of becoming a Covered Person. This information must be current as of the date no more than 45 days prior to the date the person becomes a Covered Person.
Annual Certification: Covered Persons are also required to complete an annual accounts and holdings certification. This certification allows the Covered Person to validate the Brokerage Accounts and certain securities holdings in which they have Beneficial Ownership (as defined in Appendix A-Definitions). Covered Persons also certify that they have received, read and understand the Policy. This information must be current as of a date no more than 45 days prior to the date the report was submitted.
Quarterly Certification: On a quarterly basis, Covered Persons must also certify to securities transactions outside of a previously reported and approved Brokerage Account. The quarterly certification must be completed within 30 calendar days of the last day of the quarter.
1.4.    Confidentiality
All reports and other documents and information supplied by or on behalf of any Covered Person in accordance with the requirements of this Policy will be treated as confidential, but are subject to review as provided herein and in the procedures by Legal, Compliance and other involved departments of the Firms, by Personal Trading, senior management, by representatives relevant regulatory authority of the asset management business’ regulatory or self-regulatory authority, or otherwise as required by law, regulation, or court order.
1.5.    Personal Data
The collection and use of personal data for employees and clients located in EMEA by firms is subject to regulation to ensure the protection of data subjects; the firm sets out the general principles for handling personal data that must be followed by all staff within the EMEA Personal Data Policy. The firm has put in place comprehensive but proportionate governance measures to minimise the risk of breaches and uphold the protection of personal data. The relevant measures have been documented within this Policy.

This document is current as of the last review date but subject to change thereafter.
Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Exhibit 14(b)

2.    ADMINISTRATIVE REQUIREMENTS
2.1.    Summary of Legal and Regulatory Requirements
Regulatory rules require registered investment advisers and investment companies to adopt a code of ethics to; protect the firm’s clients, set forth standards of conduct, comply with applicable federal securities laws and address personal trading. SEC Rule 204A-1 under the Advisers Act (“Rule 204A-1”) requires each registered investment adviser to adopt a code of ethics that sets out standards of conduct expected of advisory personnel, safeguards material nonpublic information about client transactions and requires advisers’ “access persons” to report their personal securities transactions, including transactions in any mutual fund managed by the adviser.
Rule 17j-1 makes it unlawful for any affiliated person of a fund or any affiliated person of its investment adviser or principal underwriter to engage in certain enumerated types of misconduct in connection with the purchase or sale by such person of a security held or to be acquired by the fund. Each fund and its investment adviser and principal underwriter are required to adopt a written code of ethics containing provisions reasonably necessary to prevent the specified types of misconduct, and to use reasonable diligence and institute procedures reasonably necessary to prevent violations of the code.
FCA Rule COBS 11.7 requires a firm that conducts designated investment business to establish, implement and maintain adequate arrangements aimed at preventing certain activities (entering into certain personal transactions or advising anyone else to do so, or disclosing any non-public information) of any relevant person that may give rise to a conflict of interest, or who has access to inside information as defined in the Market Abuse Regulation3 or to other confidential information relating to clients or transactions with or for clients by virtue of an activity carried out by him on behalf of the firm.
MAS Guidelines on Risk Management Practices - Internal Controls state that an institution should have adequate policies, procedures and controls to address conflict of interest situations. It should require employees to disclose such conflicts on a timely basis. These cases should be escalated to either the Board or senior management, and disclosed to customers where relevant.
SC Guidelines on Compliance Function for Fund Management Companies state a fund management company must take all reasonable steps to identify situations where conflicts of interest between the fund management company and its clients arise in the course of the fund management company providing its services. A fund management company must ensure that it adopts measures to mitigate and manage, or avoid situations of conflict of interest.
2.2.    Roles and Responsibilities/Supervision
At least annually, each Chief Compliance Officer/Compliance Executive of the Ameriprise Global Asset Management Entities must review the adequacy of this Policy and the policies and procedures herein referenced.

This document is current as of the last review date but subject to change thereafter.
Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Exhibit 14(b)

2.3.    Escalation for Non-Compliance
The Firms have various resources for Covered Persons to raise compliance issues and concerns on a confidential basis (refer to Appendix D-Resources for a list of Compliance resources). In general, a Covered Person should first discuss a compliance issue with their supervisor, department head, Chief Compliance Officer, Compliance Executive, or other resource listed on Appendix D-Resources. In the event that a Covered Person does not feel comfortable discussing compliance issues through these channels, the employee may anonymously report suspected violations of law or company policy by contacting their local resources (refer to Appendix D-Resources). Employees are encouraged to report these questionable practices so that the Firms have an opportunity to address and resolve these issues before they become more significant regulatory or legal issues.
Violations/Breaches of this Policy are taken seriously and may result in disciplinary actions and/or sanctions. Disciplinary actions could be up to and including termination of employment and sanctions will vary depending on local requirements or the circumstances (e.g., depending on the severity of the violation, if a record of previous violations exists, etc.).
2.4.    Monitoring/Oversight
Compliance is responsible for the daily monitoring of employee personal trading and applicable accounts through the usage of personal trading assistant.
Escalation of matters are provided to appropriate local governance committee.
2.5.    Disclosure
Columbia Threadneedle must provide information that is material about it business practices to clients and/or regulatory agencies, including information about any conflicts of interests and the policies to address such conflicts. Practices related to this Policy are publicly disclosed in accordance to local rules and regulations.
2.6.    Recordkeeping
Each respective Compliance group is primarily responsible for maintaining records created with respect to this Policy and the procedures adopted to implement it. All records must be maintained for five years after the end of the fiscal year in which the documents were later of creation or last use, the first two years in an easily accessible place.

This document is current as of the last review date but subject to change thereafter.
Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Exhibit 14(b)

APPENDIX A-DEFINITIONS
Beneficial Owner of an account or a security includes any person who, directly or indirectly, has or shares voting or investment power. For the purposes of the Code of Ethics, a beneficial owner includes accounts held in the name of: you, your spouse/partner and/or any financially dependent members of your household (while this normally applies to dependent children, adult children living with older parents are also included)
In addition, you also have Beneficial Ownership if any of the individuals listed above:

•	Is a trustee or custodian for an account (e.g., for a child or parent)

•	Exercises discretion over an account via a power of attorney arrangement or as an executor of an estate after death

•	Participates in an investment club

•	Has another arrangement where they give advice and also have a direct or indirect ownership (e.g. treasurer of an outside organization).

Brokerage Account: A Brokerage Account is an account held at a licensed brokerage firm in which securities on the Securities Reporting List are bought and sold (e.g., stocks, bonds, futures, options, Covered Funds). This includes employer-sponsored incentive savings plans.
Closed-End Funds: A closed-end fund is a publicly traded investment company that raises a fixed amount of capital through an Initial Public Offering (IPO). The fund is then structured, listed and traded like a stock on a stock exchange.
Covered Funds: Closed-End Funds, ETFs and Mutual Funds for which Columbia Management Investment Advisers, LLC serves as an investment adviser or for which an affiliate of Columbia Management Investment Advisers, LLC serves as principal underwriter are considered “Covered Funds.”
Covered Persons includes all Columbia Threadneedle employees and contractors, any other individual with a specific role (including working on a project) which compels Covered Person status due to access to proprietary information (e.g., holdings/transactions), such as the member of a staff group that provides ongoing audit, technology, finance, compliance, or legal support to Firms, and any other persons that may be deemed appropriate by Compliance.
Mutual Funds: U.S.-registered open-end investment companies, the shares of which are redeemable on any trading day at the net asset value, including those funds that are variable portfolios offered primarily as investment options to insurance companies.
Portfolio Managers: Individuals with direct responsibility and authority over investment decisions affecting any account owned or managed by Columbia Threadneedle and includes the person responsible for day-to-day investment decisions and other members of the Portfolio Manager’s investment team.
Private Funds: Private investment funds sponsored and managed by CMIA.

This document is current as of the last review date but subject to change thereafter.
Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Exhibit 14(b)

APPENDIX B-ENTITIIES THAT HAVE ADOPTED POLICY
Columbia Management Investment Advisers, LLC
Columbia Management Investment Distributors, Inc.
Columbia Management Investment Services, Corp.
Lionstone Partners, LLC
Threadneedle Asset Management Holdings SARL (TAMHS)
Threadneedle Asset Management Ltd.
Threadneedle Asset Management Limited (TAML)
Threadneedle Asset Management Malaysia Sdn Bhd (TAMM)
Threadneedle International Limited
Threadneedle International Investment GmbH
Threadneedle International Limited (TINTL)
Threadneedle Investment Services Limited (TISL)
Threadneedle Investments Singapore (Pte) Limited (TIS)
Threadneedle Management Luxembourg SA. (TMLUX)
Threadneedle Management Services Limited
Threadneedle Navigator ISA Manager Limited (TNIML)
Threadneedle Pensions Limited (TPEN)
Threadneedle Portfolio Services Hong Kong Limited, Korea Representative Office
Threadneedle Portfolio Services Hong Kong Limited (TPSHKL)
Threadneedle Portfolio Services Limited (TPSL)
Threadneedle Unit Trust Manager Limited (TUTML)
It should be noted that Columbia Management includes Wanger Acorn trading data to also cover non- CWAM employees under one consolidated Code.

This document is current as of the last review date but subject to change thereafter.
Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Exhibit 14(b)

APPENDIX C – OTHER POLICIES APPLICABLE TO COVERED PERSONS
Ameriprise Financial Global Code of Conduct
Ameriprise Handling Whistleblower Claims Policy
Ameriprise Limited Choice Policy
Columbia Management Gifts, Entertainment and Other Benefits Policy
Columbia Management Material Nonpublic Information Policy
Columbia Management Portfolio Holdings Disclosure Policy
Columbia Management Privacy Policy
Columbia Threadneedle Investments – EMEA and APAC Gifts, Entertainment and Other Benefits Policy
Global Policy – Political Contributions
Global Policy – Outside Activities and Family Relationships
Threadneedle Other Conflicts of Interest Policies Applicable to Covered Persons:
Threadneedle Market Abuse & Insider Dealing Policy
Threadneedle Conflicts of Interest Policy
Threadneedle Treating Customers Fairly
Threadneedle Whistleblowing Policy

This document is current as of the last review date but subject to change thereafter.
Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Exhibit 14(b)

APPENDIX D –RESOURCES
Compliance Resources
Personal Trading - 612-671-5196 or send email to Personal.Trading@ampf.com
Columbia Threadneedle EMEA and Asia Personal Trading personalaccountdealing@columbiathreadneedle.com
Contact the Compliance Team if you are ever at doubt as to your obligations under this Policy.
Whistleblowing
Ameriprise Financial provides a dedicated resource through NAVEX Global (formerly known as Ethicspoint) (800-963-6395), a comprehensive and confidential reporting service for U.S. employees to report suspected fraud, abuse or other misconduct.
EMEA employees, in accordance with the EMEA/APAC Whistleblowing Policy, may contact the following for reporting, investigating and remedying any wrongdoing in the workplace.

Reporting Option	Contact Email	Contact Number (+44)
Safecall		0800 915 1571
FCA whistleblowing line	whistle@fca.gov.uk	020 7066 9200
Public Concern at Work	helpline@pcaw.co.uk	020 7404 6609

APAC employees, in accordance with the EMEA/APAC Whistleblowing Policy, may contact the Head of HR APAC, the Head of Legal or Compliance or Safecall (number noted above) for reporting, investigating and remedying any wrongdoing in the workplace.

This document is current as of the last review date but subject to change thereafter.
Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Exhibit 14(b)

APPENDIX E-INDIVIDUAL SECURITIES REQUIREMENTS
Pre-clearance Requirements
All securities are subject to prior approval under the Global Asset Management Personal Account Dealing and Code of Ethics Policy (“Policy”) except those listed below:

•	Ameriprise Financial Stock (other rules - blackout, holding periods still apply, no speculative trading)

•	Annuities and Life Insurance (where there is no specific investment exposure)

•	Bank products (checking/savings, CDs, etc.)

•	Currencies

•	Debt securities issued by any government

•	Dividend Reinvestment Plans (DRIPS)

•	Futures

•	Money Market Funds

•	Non Investment derivatives – sporting bets only

•	Open-End Mutual Funds

•	Columbia Threadneedle - EMEA and APAC Products*

•	Unit Investment Trusts (UITs)
*Pre-clearance is required on Columbia Threadneedle – EMEA and APAC OEICS/SICAVS by FPDC/SPC members (applicable to EMEA only).
Ameriprise 401(K) – Covered Persons must report Alight Financial self-directed brokerage accounts. ETF and Closed End Fund transactions within these self-directed accounts also require pre-clearance.
Holding Reporting Requirements*
All securities are subject to the reporting requirements under the Policy, including covered open-end funds (Appendix F-Covered Funds List), except those listed below:

•	Annuities (report only Covered Funds listed in Appendix F)

•	Bank products (checking/savings, CDs etc.)

•	Currencies

•	Debt securities issued by any government

•	529 plans

•	Money Market Funds

•	Open-End Mutual Funds (Note: Holdings of Covered Open – End Funds list on Appendix F-Covered Funds List are reportable in the quarterly and annual certifications)
*All brokerage accounts are reportable even if the holdings in those accounts are not.
All other securities not listed above are subject to the Limited Choice Policy (Appendix H) and 30 Day Holding Period.

This document is current as of the last review date but subject to change thereafter.
Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Exhibit 14(b)

APPENDIX F-COVERED FUNDS LIST
The Global Asset Management Personal Account Dealing and Code of Ethics Policy (“Policy”) speaks to certain rules concerning activity within Covered Funds. Closed-End Funds, ETFs and Mutual Funds for which Columbia Management Investment Advisers, LLC serves as an investment adviser or for which an affiliate of Columbia Management Investment Advisers, LLC serves as principal underwriter are considered “Covered Funds.”
The following is the list of Covered Funds as of December 2018:

•	All Columbia Mutual Funds (both retail and variable), including Columbia Acorn Funds, Wanger Funds, Active Portfolios® and CMG Ultra Short Term Bond Fund

•	All Columbia Exchange-Traded Funds (ETFs)

•	All Columbia Threadneedle – EMEA and Asia Funds

•	Columbia Seligman Premium Technology Growth Fund, Inc.

•	Tri-Continental Corporation
Third-Party Funds Sub Advised by CMIA:

•	AC Alternatives Long Short Fund

•	Bishop Street Dividend Value Fund

•	CGCM Large Cap Equity Fund

•	Destinations Large Cap Equity Fund

•	Mercer US Large Cap Growth Equity Fund

•	SA Columbia Focused Value Portfolio

•	SA Columbia Technology Portfolio

•	VALIC Company I Large Cap Core Fund

•	VY Columbia Contrarian Core Portfolio

•	VY Columbia Small Cap Value II Portfolio

This document is current as of the last review date but subject to change thereafter.
Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Exhibit 14(b)

APPENDIX G-OPTIONS/SHORT TRADING GUIDELINES
Short Trading-General Guidelines
Shorting individual securities is prohibited. Shorting broad-based market securities (ETFs) is permitted.
Options Trading-General Guidelines
All persons subject to the Global Asset Management Personal Account Dealing and Code of Ethics Policy (“Policy”) are strongly discouraged from dealing in any form of derivative that could give rise to an open ended, unlimited liability.
All Covered Persons must obtain pre-clearance via PTA prior to placing an options trade.
Short term trading at a profit is prohibited under the code. Covered Persons may not trade options that will result in a gain if held less than 30 days. Covered Persons must wait trade date plus 30 days before closing the position at a profit.
Acceptable Transactions

•	Options that have an expiration greater than 30 days and

•	Out of the money option contracts

•	In the money option contracts only if there is an underlying position held greater than 30 days
Prohibited Transactions

•	Options that have an expiration less than 30 days

•	In the money option contracts – unless there is a sufficient underlying position held greater than 30 days

•	Buying and selling options contracts at a profit held less than 30 days
Key Reminders
Covered Persons are required to preclear the option ticker symbol (please use the new option symbology) and not the underlying ticker.
Covered Persons are responsible for calculating the 30-day holding period (Trade date + 30 days), you must use the average cost method (PTA does not calculate the 30-day holding period).
Receiving pre-clearance does not exclude you from other personal trading rules included in the Policy.

This document is current as of the last review date but subject to change thereafter.
Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Exhibit 14(b)

APPENDIX H-LIMITED CHOICE POLICY
In order to comply with SEC expectations concerning the monitoring of trading activity within Covered Person accounts, Ameriprise Financial maintains a “limited choice” brokerage policy which dictates where certain types of securities must be held and traded.
Unless you have an exception approved by Personal Trade Compliance, your personal securities must be held and trading must be conducted through one of these brokers:

•	Ameriprise/Columbia Threadneedle North America- Ameriprise Financial Brokerage, Charles Schwab, Merrill Lynch

•
Columbia Threadneedle EMEA and Asia – Barclays, Hargreaves Lansdowne, Equiniti, Interactive Brokers, UOB Kay Hian, DBS Bank of Singapore, (Charles Schwab and Merrill Lynch – restricted to U.S based accounts only)

You must immediately* report any new accounts opened by completing the following steps:

•	Add the account to the PTA system using the “Add Brokerage Account” functionality.

•
Notify your broker of your association with Ameriprise Financial or Columbia Threadneedle. You are responsible for notifying your broker that you are affiliated with or employed by a broker/dealer and ensuring that Personal Trade Compliance is provided with duplicate statements and confirmations for your account(s).

* North America employees must receive approval from Personal Trade Compliance prior to opening any new brokerage account outside of the Limited Choice Policy in order to comply with FINRA rule 3210.
The types of securities that are subject to the Limited Choice Policy are specified in Appendix E- Individual Securities Requirements
If you maintain a Brokerage Account outside of the limited choice brokers that holds securities subject to the limited choice policy, you have the following options:

•	You may transfer the subject holdings to a like-ownership account at one of the approved brokers.

•	You may liquidate the subject holdings (subject to the requirements in the Code) and either hold the proceeds as cash or reinvest in non-subject securities.

•	You may apply for an exception.
Exceptions to the Limited Choice Policy are rare. If you believe your situation warrants an exception (e.g. managed discretionary accounts), contact Personal Trading for a Limited Choice Exception Request Form. An exception does not make you exempt from complying will all other requirements in Global Asset Management Personal Account Dealing and Code of Ethics Policy (“Policy”).

This document is current as of the last review date but subject to change thereafter.
Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.